EXHIBIT 10.01


STATE  OF  ALABAMA

COUNTY  OF  MARION

                                 SALES CONTRACT

     The Undersigned Purchaser Deer Valley Homebuilders, Inc., an Alabama corporation, hereby agrees to purchase and the Undersigned Seller Steve Logan hereby agrees to sell the following described real estate, together with all improvements, shrubbery, plantings, fixtures and appurtenances, situated in the City of Sulligent, County of Lamar, Alabama, on the terms stated below:

               (Legal Description attached hereto as Exhibit "A.")

     1. The cash consideration for this purchase shall be $725,000 firm. Cash on closing this sale shall be $5,000. The cash consideration shall be paid as follows:

          (a) First mortgage of approximately $610,000 with monthly installments of approximately ________________ including principal and interest shall be assumed by Purchaser subject to Mortgagee's approval if required.

          (b) The remaining $115,000 shall be paid directly to the Seller in $5,000/month increments for twenty-three months.

     2. Proration: It is understood and agreed that this contract represents a purchase of the above-described property and that there shall be no prorations at closing for taxes, insurance, interest or mortgage insurance, except as hereinafter provided.

     3. Escrow Account: The Seller agrees to assign the escrow account, if any, to the Purchaser and to transfer the existing insurance policy to the Purchaser. Seller also warrants that, at time of closing, there will be sufficient funds in the escrow account to cover any necessary deposits required by the Mortgagee and any reported surplus shall be credited to the Seller. If there is no escrow account for taxes and/or insurance, then such unescrowed items shall be prorated as of the date of closing.

     4. The mortgage transfer fee, if any, and deed recording cost will be paid by the Purchaser.

     5. Title insurance: The seller agrees to furnish the Purchaser a standard form title insurance policy, issued by a company qualified to insure titles in Alabama, in the amount of the purchase price, insuring the Purchaser against loss on account of any defect or encumbrance in title, unless herein excepted; otherwise, the earnest money shall be refunded. In the event both Owner's and Mortgagee's title policies are obtained at the time of closing, the total expense of procuring the two policies will be divided equally between the Seller and the Purchaser provided the Mortgagee is not the Seller. Said property is sold and is to he conveyed subject to any mineral and mining rights not owned by the undersigned Seller and subject to present zoning classification, and mining rights not owned by the undersigned Seller and subject to present zoning classifications.

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     6.  Hazard  insurance:  The  Seller  will  keep  in force sufficient hazard insurance on the property to protect all interests until this sale is closed and the deed delivered.

     7. Closing & possession dates: The sale shall be closed and the deed delivered on or before April 30, 2006 except the Seller shall have a reasonable length of time with which to prefect title or cure defects in the title to the said property. Possession is to be given on delivery of the deed, if the property is then vacant; otherwise possession shall be delivered 10 days after delivery of the deed.

     8. Conveyance: The Seller agrees to convey said property to the Purchaser by statutory warranty deed free of all encumbrances, except as hereinabove set out and Seller and Purchaser agree that any encumbrances not herein excepted or assumed may be cleared at the time of closing from sales proceeds.

     9. Condition of property: Seller agrees to deliver the heating, cooling, plumbing and electrical systems and any built-in appliances in operable condition at the time of closing. It shall be the responsibility of the Purchaser, at Purchaser's expense, to satisfy himself that all conditions of this contract are satisfied before closing. After closing, all conditions of the property, as well as any aforementioned items and systems, are the responsibility of the Purchaser.

     10. Seller warrants that he has not received notification from any lawful authority regarding any assessments, pending public improvements, repairs, replacements, or alterations to said premises that have not been satisfactorily made. The Seller warrants that there is no unpaid indebtedness on the subject property except as described in this contract. These warranties shall survive the delivery of the above deed.

     11. Additional provisions set forth on reverse side, initialed by all parties, are hereby made a party of this contract and this contract states the entire agreement between the parties and merges in this agreement all statements, representations, and covenants heretofore made, and any agreements not incorporated herein are void and of no force and effect.

                                               /s/  Joel  Logan
                                               ------------------------
                                               Purchaser

/s/  Steve  Lawler
------------------
Witness

                                               /s/  Steve J. Logan
                                               ------------------------
                                               Seller  Steve  J.  Logan
/s/  Nancy  Logan
------------------
Witness

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     Receipt  is  hereby  acknowledged  of  the earnest money as hereinabove set forth:

       Cash        X  Check    --  $5,000  1st  payment.
-------        -------


     FIRM:

     By:
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